RFMSI SERIES 1999-S23 TRUST

                                     ISSUER

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                                    DEPOSITOR

                         RESIDENTIAL FUNDING CORPORATION

                                 MASTER SERVICER

                                  $340,382,604

                       Mortgage Pass-Through Certificates

                                 Series 1999-S23

                       Supplement dated December 13, 1999

                                       to

                  Prospectus Supplement dated November 23, 1999

                                       to

                        Prospectus dated October 22, 1999

CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS
ASSIGNED IN THE PROSPECTUS SUPPLEMENT DATED NOVEMBER 23, 1999.

         The  numbers  listed  for the Class  A-5  Certificates  and Class  A-10
Certificates  in the table entitled  "Percent of Initial  Certificate  Principal
Balance  Outstanding  at the Following  Constant  Percentages  of the Prepayment
Assumption"at pages S-54 and S-55 of the prospectus supplement are replaced with the following numbers:

LEHMAN BROTHERS                                        PAINEWEBBER INCORPORATED

                                  UNDERWRITERS


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


                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE

                              FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                         Class A-5 Certificates                     Class A-10 Certificates

                                     ----------------------------------        -------------------------------------
DISTRIBUTION DATE                    0%    150%    225%    350%    500%         0%     150%    225%    350%     500%
-----------------                    --    ----    ----    ----    ----         --     ----    ----    ----     ----
Initial Percentage...............   100%  100 %    100%    100%    100%        100%    100%    100%    100%     100%
November 25, 2000................    106    106     106     106     103          97      92      89      89       89
November 25, 2001................    113    113     113     113     102          93      77      70      67       55
November 25, 2002................    120    120     120     120      91          89      60      46      35       19
November 25, 2003................    128    128     128     128      20          85      43      25       9        7
November 25, 2004................    136    136     136      93      20          80      29       8       0        0
November 25, 2005................    145    145     145      70      20          75      24       1       0        0
November 25, 2006................    155    155     133      60      20          70      20       0       0        0
November 25, 2007................    165    165     116      56      20          64      14       0       0        0
November 25, 2008................    177    177      97      51      20          58       7       0       0        0
November 25, 2009................    189    187      76      46      20          51       0       0       0        0
November 25, 2010................    202    162      55      42      14          44       0       0       0        0
November 25, 2011................    216    136      34      39       9          36       0       0       0        0
November 25, 2012................    231    108      19      34       6          27       0       0       0        0
November 25, 2013................    248     77      13      26       4          18       0       0       0        0
November 25, 2014................    266     47       9      20       3           8       0       0       0        0
November 25, 2015................    285     19       6      15       2           2       0       0       0        0
November 25, 2016................    286      4       4      11       1           0       0       0       0        0
November 25, 2017................    276      2       2       9       1           0       0       0       0        0
November 25, 2018................    265      1       1       6       1           0       0       0       0        0
November 25, 2019................    253      0       0       5       *           0       0       0       0        0
November 25, 2020................    241      0       0       3       *           0       0       0       0        0
November 25, 2021................    221      0       0       3       *           0       0       0       0        0
November 25, 2022................    166      0       0       2       *           0       0       0       0        0
November 25, 2023................    107      0       0       1       *           0       0       0       0        0
November 25, 2024................     44      0       0       1       *           0       0       0       0        0
November 25, 2025................      0      0       0       1       *           0       0       0       0        0
November 25, 2026................      0      0       0       *       *           0       0       0       0        0
November 25, 2027................      0      0       0       *       *           0       0       0       0        0
November 25, 2028................      0      0       0       *       *           0       0       0       0        0
November 25, 2029................      0      0       0       0       0           0       0       0       0        0
Weighted Average Life (in years)**  22.9   13.5  10.4    9.2      5.0        9.5     4.2     2.9      2.5     2.2




       The number "4.1%" listed for the Class A-8 Certificates in the table entitled "Pre-Tax Yield to Maturity of the Class A-8 Certificates at the Following Percentages of PSA" at page S-56 of the prospectus supplement, under "150%" PSA, is replaced with "4.7%".

       This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

       Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until March 13, 1999.


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